AMENDMENT NO. 5
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Investment Funds, a Delaware statutory trust, is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, AIM Investment Funds is now named AIM Investment Funds (Invesco Investment Funds); and
     WHEREAS, the following Portfolios have been renamed:

CURRENT NAME	NEW NAME
AIM Balanced-Risk Allocation Fund	Invesco Balanced-Risk Allocation Fund
AIM China Fund	Invesco China Fund
AIM Developing Markets Fund	Invesco Developing Markets Fund
AIM Global Health Care Fund	Invesco Global Health Care Fund
AIM International Total Return Fund	Invesco International Total Return Fund
AIM Japan Fund	Invesco Japan Fund
AIM LIBOR Alpha Fund	Invesco LIBOR Alpha Fund
AIM Trimark Endeavor Fund	Invesco Endeavor Fund
AIM Trimark Fund	Invesco Global Fund
AIM Trimark Small Companies Fund	Invesco Small Companies Fund;
     NOW, THEREFORE, the parties agree that:
1.	All references to AIM Investment Funds in the Agreement are hereby deleted and replaced with AIM Investment Funds (Invesco Investment Funds).

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolios	Effective Date of Agreement
Invesco Balanced-Risk Allocation Fund	May 29, 2009
Invesco China Fund	July 1, 2006
Invesco Developing Markets Fund	July 1, 2006
Invesco Global Health Care Fund	July 1, 2006
Invesco International Total Return Fund	July 1, 2006
Invesco Japan Fund	July 1, 2006
Invesco LIBOR Alpha Fund	July 1, 2006
Invesco Endeavor Fund	July 1, 2006
Invesco Global Fund	July 1, 2006

Portfolios	Effective Date of Agreement
Invesco Small Companies Fund	July 1, 2006
Invesco Alternative Opportunities Fund	February 12, 2010
Invesco Commodities Strategy Fund	February 12, 2010
Invesco FX Alpha Plus Strategy Fund	February 12, 2010
Invesco FX Alpha Strategy Fund	February 12, 2010
Invesco Global Advantage Fund	February 12, 2010
Invesco Global Dividend Growth Securities Fund	February 12, 2010
Invesco Health Sciences Fund	February 12, 2010
Invesco International Growth Equity Fund	February 12, 2010
Invesco Pacific Growth Fund	February 12, 2010
Invesco Van Kampen Emerging Markets Fund	February 12, 2010
Invesco Van Kampen Global Bond Fund	February 12, 2010
Invesco Van Kampen Global Equity Allocation Fund	February 12, 2010
Invesco Van Kampen Global Franchise Fund	February 12, 2010
Invesco Van Kampen Global Tactical Asset Allocation Fund	February 12, 2010
Invesco Van Kampen International Advantage Fund	February 12, 2010
Invesco Van Kampen International Growth Fund	February 12, 2010
The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: April 30, 2010
INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President
(SEAL)
AIM INVESTMENT FUNDS
(INVESCO INVESTMENT FUNDS)

Attest:	/s/ Stephen R. Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President
(SEAL)

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